TIDAL TRUST III 485BPOS

Exhibit 99(g)(i)(iv)

FOURTH AMENDMENT TO THE

TIDAL TRUST III

CUSTODY AGREEMENT

THIS FOURTH AMENDMENT effective as October 10, 2024 (the “Effective Date”), to the Custody Agreement dated as of July 11, 2024, as amended (the “Agreement”), is entered into by and between TIDAL TRUST III, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	Ninepoint Energy Income ETF

●	Ninepoint Energy ETF

●	Ned Davis Research 360° Core Equity ETF

●	Ned Davis Research 360° Dynamic Allocation ETF

●	Fundstrat Granny Shots US Large Cap ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST III		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Eric Falkeis	By:	/s/ Gregory Farley

Name:	Eric Falkeis	Name:	Gregory Farley

Title:	President	Title:	Sr. Vice President

Date:	October 10, 2024	Date:	October 11, 2024

Exhibit A to the Custody Agreement

Separate Series of Tidal Trust III

Name of Series:

Unity Wealth Partners Dynamic Capital Appreciation & Options ETF
TradersAI Large Cap Equity & Cash ETF
Rockefeller Opportunistic Municipal Bond ETF
Rockefeller California Municipal Bond ETF
Rockefeller New York Municipal Bond ETF
Rockefeller Global Equity ETF
Rockefeller U.S. Small-Mid Cap ETF
4E Quality Growth ETF
GammaRoad Market Navigation ETF
Impact Shares YWCA Women’s Empowerment ETF
Impact Shares NAACP Minority Empowerment ETF
VistaShares Artificial Intelligence Supercycle ETF
VistaShares Electrification Supercycle ETF
FIRE Funds™ Wealth Builder ETF

FIRE Funds™ Income Target ETF

Ninepoint Energy Income ETF
Ninepoint Energy ETF

Ned Davis Research 360° Core Equity ETF

Ned Davis Research 360° Dynamic Allocation ETF

Fundstrat Granny Shots US Large Cap ETF